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                                                                   EXHIBIT 10.28
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                                 LOAN AGREEMENT

                            DATED AS OF APRIL 1, 1997

                                 by and between

                           CITY OF SCOTTSBURG, INDIANA

                                       and

                             MULTI-COLOR CORPORATION

           ***********************************************************

                                   RELATING TO
                                   $3,000,000
                           CITY OF SCOTTSBURG, INDIANA
                              VARIABLE RATE DEMAND
                INDUSTRIAL DEVELOPMENT REVENUE BONDS, SERIES 1997
                        (MULTI-COLOR CORPORATION PROJECT)

           ***********************************************************


         All right, title and interest (excluding certain rights of indemnification and payment of expenses) of the City of Scottsburg, Indiana (the "Issuer") in this Loan Agreement have been pledged and assigned to PNC Bank, Ohio, National Association, as Trustee under a Trust Indenture dated as of April 1, 1997 between the Issuer and the Trustee.

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                                TABLE OF CONTENTS
                                -----------------

                                                                                                               PAGE
                                                                                                               ----

Recitals..........................................................................................................1

                                    ARTICLE I
                       DEFINITIONS AND OTHER PROVISIONS OF
                               GENERAL APPLICATION

         Section 1.1       Definitions..........................................................................  2
         Section 1.2       Definitions Contained in the Indenture...............................................  7
         Section 1.3       General Rules of Construction........................................................  7
         Section 1.4       Representations, Warranties and Covenants of the Company.............................  7
         Section 1.5       Tax-Exempt Status of Bonds...........................................................  8
         Section 1.6       Representations, Warranties and Covenants of the Issuer.............................. 12

                                   ARTICLE II
                              FINANCING OF PROJECT

         Section 2.1       Issuance of Bonds.................................................................... 16
         Section 2.2       Construction Fund.................................................................... 16
         Section 2.3       Fixed Rate........................................................................... 17
         Section 2.4       Completion of Project; Excess Bond Proceeds.......................................... 17
         Section 2.5       Investment of Moneys................................................................. 17

                                   ARTICLE III
                        LOAN OF PROCEEDS TO COMPANY; NOTE

         Section 3.1       Loan of Bond Proceeds................................................................ 18
         Section 3.2       Credits to Company................................................................... 18
         Section 3.3       Note................................................................................. 18
         Section 3.4       Additional Loan Repayments........................................................... 19
         Section 3.5       Letter of Credit..................................................................... 20
         Section 3.6       Issuer and Company to Cooperate in Redemption of Bonds............................... 20
         Section 3.7       No Defense or Set-Off................................................................ 20
         Section 3.8       Assignment of Issuer's Rights........................................................ 20
         Section 3.9       Acceleration of Payment to Redeem Bonds.............................................. 21
         Section 3.10      Security............................................................................. 21

                                   ARTICLE IV
                              COVENANTS OF COMPANY
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
         Section 4.1       Maintenance and Operation of Project................................................. 22
         Section 4.2       Maintenance of Existence............................................................. 22
         Section 4.3       Payment of Issuer's Fees and Expenses................................................ 22
         Section 4.4       Indemnity Against Claims............................................................. 22
         Section 4.5       Damage to or Condemnation of Project................................................. 24
         Section 4.6       Taxes, Other Governmental Charges and Utility Charges................................ 24
         Section 4.7       Insurance............................................................................ 25
         Section 4.8       Company's Lease of Project Facilities................................................ 25
         Section 4.9       Compliance with Laws................................................................. 26
         Section 4.10      Arbitrage Covenant................................................................... 26
         Section 4.11      Financing Statements................................................................. 26
         Section 4.12      Notice and Certification With Respect to Bankruptcy
                           Proceedings.......................................................................... 27
         Section 4.13      [Reserved]........................................................................... 27
         Section 4.14      Granting of Easements................................................................ 27
         Section 4.15      Limitation of Liens.................................................................. 28

                                    ARTICLE V
                         EVENTS OF DEFAULT AND REMEDIES

         Section 5.1       Events of Default; Acceleration...................................................... 29
         Section 5.2       Payment on Default; Suit Therefor.................................................... 30
         Section 5.3       Other Remedies....................................................................... 31
         Section 5.4       Cumulative Rights.................................................................... 31
         Section 5.5       Waiver............................................................................... 31

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.1       Limitation of Liability of Issuer.................................................... 32
         Section 6.2       Notices.............................................................................. 32
         Section 6.3       Severability......................................................................... 33
         Section 6.4       Applicable Law....................................................................... 33
         Section 6.5       Assignment; Successors and Assigns................................................... 33
         Section 6.6       Enforcement of Certain Provisions by the Bank........................................ 33
         Section 6.7       Amendments........................................................................... 34
         Section 6.8       Term of Agreement.................................................................... 34
         Section 6.9       Amounts Remaining in Bond Fund....................................................... 34
         Section 6.10      Receipt of Indenture................................................................. 34
         Section 6.11      Headings............................................................................. 34
         Section 6.12      Counterparts......................................................................... 34
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
Signature Page..................................................................................................S-1

Exhibit A - Form of Note
Exhibit B - Project Site
Exhibit C - Project Facilities

Exhibit D - Form of Requisition Certificate
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                  THIS LOAN AGREEMENT (the "Agreement") dated as of April 1,
1997 is made by and between CITY OF SCOTTSBURG, INDIANA (the "Issuer"), a city and political subdivision created and existing under the laws of the State of Indiana, and MULTI-COLOR CORPORATION, an Ohio Corporation (the "Company"), under the following circumstances summarized in the following recitals (the capitalized terms not defined in the recitals being used therein as defined in
Article I hereof):

                                    RECITALS

                  A. Pursuant to the provisions of Section 36-7-12 et seq., Indiana Code, as amended, the Issuer has determined to issue, sell and deliver its Bonds and to loan the proceeds derived from the sale thereof to the Company to assist in the financing of the Project to be undertaken by the Company.

                  B. The Company and the Issuer have full right and lawful authority to enter into this Agreement and to perform and observe the provisions hereof on their respective parts to be performed and observed.

                  C. To support the payment of the Bonds so long as the Bonds bear interest at a Variable Rate (as such term is defined in the Indenture), PNC Bank, Ohio, National Association, Cincinnati, Ohio, a national banking association (the "Bank"), has, simultaneously with the execution and delivery of this Agreement, delivered to the Paying Agent its irrevocable direct-pay letter of credit dated the Closing Date, for the account of the Company, pursuant to a Reimbursement, Credit and Security Agreement of even date herewith between the Bank and the Company.

                  NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter contained, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:


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                                    ARTICLE I
                       DEFINITIONS AND OTHER PROVISIONS OF
                               GENERAL APPLICATION

                  Section 1.1 Definitions. The terms defined in this Article 1 shall for all purposes of this Agreement have the meanings herein specified, unless the context clearly otherwise requires:

                  "Act" means Section 36-7-12 et seq., Indiana Code, as now in effect and as it may from time to time be amended or supplemented.

                  "Additional Loan Repayments" means those payments to be paid by the Company, in addition to the Loan Repayments, pursuant to Section 3.4 hereof.

                  "Agreement" means this Loan Agreement, as the same may be amended in accordance with its terms and the terms of the Indenture.

                  "Arbitrage Rebate Fund" shall have the meaning set forth in the Indenture.

                  "Authorized Representative" means the President, Vice President or Treasurer of the Company, or any other person designated by the Company.

                  "Bank" means PNC Bank, Ohio, National Association, Cincinnati, Ohio as issuer of the Original Letter of Credit and any bank or financial institution issuing any subsequent Letter of Credit in replacement thereof.

                  "Bond" or "Bonds" means any of the City of Scottsburg, Indiana Variable Rate Demand Industrial Development Revenue Bonds, Series 1997 (Multi-Color Corporation Project) issued under the Indenture.

                  "Bond Counsel" means any counsel named in the list of "Municipal Bond Attorneys" published in the then current edition of The Bond Buyer's DIRECTORY OF MUNICIPAL BOND DEALERS or counsel determined by the Trustee to be qualified to pass upon legal questions related to municipal bonds, initially, Peck, Shaffer & Williams, P.L.L., Cincinnati, Ohio.

                  "Bond Documents" means, collectively, the Placement Agreement, the Indenture, this Agreement, the Note and the Bonds.

                  "Bond Fund" shall have the meaning set forth in the Indenture.

                  "Bondholder" means the registered owner of any Bond.


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                  "Bond Resolution" means the resolution adopted by the Issuer on April 7, 1997, authorizing, INTER ALIA, the issuance, sale and delivery of the Bonds.

                  "Bond Year" shall have the meaning specified for such term in the Indenture.

                  "Business Day" means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in Pittsburgh, Pennsylvania, Cincinnati, Ohio, or any other city in which the Principal Office of any of the Trustee, the Paying Agent, the Remarketing Advisor or the Bank, is located are required or authorized by law (including executive order) to close or on which the Principal Office of any of the Trustee, the Paying Agent, the Remarketing Advisor or the Bank is closed for reasons not related to financial conditions.

                  "Closing" means the concurrent initial delivery of the Bonds against initial payment therefor.

                  "Closing Date" means the date of the Closing.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated or in effect thereunder.

                  "Company" means Multi-Color Corporation, an Ohio corporation organized and existing under the laws of the State of Ohio and authorized to do business in the State of Indiana.

                  "Condemnation Award" means any award or payment (less any expenses, including attorneys fees, incurred by the Issuer, the Trustee, the Bank and the Company in connection therewith) which may be made with respect to the Project as a result of (i) the taking of all or any portion of the Project by the exercise of the right of eminent domain by any governmental body, or by any person, firm or corporation acting under a governmental body, or by any person, firm or corporation acting under governmental authority (or a bona fide sale in lieu of such taking) or (ii) the alteration of the grade or curb cut of any street.

                  "Construction Fund" shall have the meaning set forth in the Indenture.

                  "Construction Fund Surplus Account" shall have the meaning set forth in the Indenture.

                  "Costs of the Project" means the costs of the Project, including without limitation the following:

                  (1) all costs and expenses incurred by or for the account of the Company in connection with the planning, development and design of the Project, including the cost of preliminary investigations, surveys, estimates, environmental assessments, plans and specifications;


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                  (2) all costs of acquiring the Project Site, acquiring,
constructing and installing the Project Facilities, including any modifications or improvements to the Project Site, the cost to the Company of supervising construction, payments to contractors, workmen, and materialmen and fees for professional or other specialized services;

                  (3) all costs of acquiring and installing machinery and equipment which will constitute part of the Project Facilities;

                  (4) the cost of contract bonds and insurance of all kinds that may be necessary or desirable in connection with the construction of the Project Facilities which are not paid for by any contractor or otherwise provided for;

                  (5) all expenses incurred in connection with the issuance and sale of the Bonds, including, without limitation, all legal, accounting, financial, printing, recording and filing fees and expenses;

                  (6) all amounts necessary to pay in part or in full temporary loans and advances made to the Company if the funds provided by such loans or advances were used by the Company to pay a portion or all of the cost of constructing or acquiring the Project;

                  (7) interest on the Bonds during the construction of the Project (to the extent permitted under the Code); and

                  (8) all amounts necessary to reimburse the Company for moneys paid or advanced by the Company for any of the aforesaid costs and expenses.

                  "Co-Trustee" means PNC Bank, Indiana, Inc., New Albany, Indiana, and its successors in trust under the Indenture.

                  "Event of Default" means any of the events described in
Section 5.1 hereof.

                  "Event of Taxability" means any event, act or omission that may cause the interest on the Bonds to be includable in the gross income of the holders thereof (other than a holder who is a "substantial user" within the meaning of Section 147(a) of the Code or a Related Person thereof).

                  "Financing Documents" means, collectively, the Bond Documents, the Reimbursement Agreement and the Remarketing Agreement, and the documents delivered in connection with any of the foregoing.

                  "Force Majeure" means any cause, circumstance or event not reasonably within the control of the Company, including, without limitation, the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States or of the State of Ohio or any of their departments, agencies, political subdivisions or officials; civil disturbances; riots; epidemics;


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landslides; lightning; earthquakes; fires; hurricanes; storms; droughts; floods;
washouts; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; and shortages of labor, materials, supplies or transportation.

                  "Indenture" means the Trust Indenture dated of even date herewith between the Issuer and the Trustee, as amended or supplemented at the time in question.

                  "Inducement Resolution" means the resolution adopted by the Issuer on September 3, 1996, respecting the Bonds and the Project.

                  "Issuance Costs" means all reasonable costs incurred in connection with the issuance of the Bonds, including without limitation, all financial, legal, accounting and appraisal costs; the Issuer's actual out-of-pocket expenses; the costs of printing and reproduction; the initial fees of the Trustee (including the first year's annual fee), the Remarketing Advisor and any Paying Agent; all costs, fees and expenses related to the issuance of the Original Letter of Credit; the costs of filing or recording any Financing Documents; and all other reasonable costs incident to the issuance, sale and delivery of the Bonds.

                  "Letter of Credit" means the Original Letter of Credit or any letter of credit substituted therefor or any replacement letter of credit delivered to the Paying Agent pursuant to Article 6 of the Indenture or any Fixed Rate Letter of Credit (as defined in the Indenture).

                  "Loan Repayments" means the loan repayments to be paid by the Company pursuant to Section 3.1 hereof.

                  "Note" means the promissory note of the Company dated the Closing Date and otherwise in substantially the same form as is set forth in EXHIBIT A hereto.

                  "Original Letter of Credit" means the Bank's Irrevocable Letter of Credit No. [LOC NUMBER], dated the Closing Date, issued in favor of the Paying Agent, for the account of the Company.

                  "Paying Agent" means the Person appointed as such by the Issuer and accepting such appointment for the time being pursuant to Article 12 of the Indenture.

                  "Person" has the meaning set forth in the Indenture.

                  "Placement Agreement" means the Placement Agreement dated as of April 7, 1997 among the Issuer, the Company, and PNC Brokerage Corp., providing for the initial placement and delivery of the Bonds.

                  "Principal User" means a "principal user" within the meaning of Section 144(a) of the Code.


                                        5


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                  "Project" means the Project Site and the Project Facilities.
Any reference to construction and installation of the Project includes all work necessary to plan and design the


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Project and all work necessary to prepare the Project Site or any part thereof for the construction and installation of any part of the Project Facilities, including any necessary excavation and site preparation work, the design and construction of such foundation and structures as shall be necessary or desirable in connection with the Project and the modification of existing parts of the Project to such extent as shall be necessary to complete the Project.

                  "Project Facilities" or "Facilities" means the manufacturing facility on the Project Site and all fixtures, machinery and equipment and other items of tangible personal property located or installed at the Project Site, the costs of which, in whole or in part, are paid by the Company, or reimbursed to the Company as Costs of the Project, from the proceeds of the Bonds, including all accessions thereto, modifications thereof, and replacements therefor, as such real estate improvements, fixtures, machinery and equipment are more specifically described in EXHIBIT C hereto.

                  "Project Site" means the land described in EXHIBIT B hereto.

                  "Rebate Amount" shall have the meaning set forth in the Indenture.

                  "Rebate Consultant" shall have the meaning set forth in the Indenture.

                  "Rebate Year" shall have the meaning set forth in the Indenture.

                  "Reimbursement Agreement" means the Second Amended and Restated Credit, Reimbursement and Security Agreement, originally dated as of July 15, 1994 and restated as of January 9, 1997, as amended by the First Amendment effective as of February __, 1997 and the Second Amendment, effective as of April 1, 1997, between the Company, the Bank and Star Bank, National Association, as the same may be amended from time to time and filed with the Paying Agent, and any agreement of the Company with the Bank issuing a replacement Letter of Credit and which provides that it shall be deemed to be a Reimbursement Agreement for the purpose of the Indenture.

                  "Related Person" means a "related person" as defined in
Section 144(a)(3) of the Code.

                  "Remarketing Advisor" means PNC Capital Markets, Inc. and its successors in such capacity as provided in Article 13 of the Indenture.

                  "Remarketing Agreement" means the Remarketing Agreement dated as of April 1, 1997, between the Company and the Remarketing Advisor or any agreement executed by the Company and any subsequent Remarketing Advisor appointed pursuant to the Indenture.

                  "State" means the State of Indiana.


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                  "Trustee" means PNC Bank, Ohio, National Association,
Cincinnati, Ohio, and its successors in trust under the Indenture.

                  "Trustee's Extraordinary Fees and Expenses" refers to all reasonable fees, expenses and costs incurred by the Trustee in connection with the performance of extraordinary services, including, but not limited to, its fees and attorneys' fees, expenses, and any advances and costs resulting from
(a) a default of the Bonds, (b) any litigation relating to the Bonds or (c) any change of law which, in the opinion of the Trustee's counsel, is a material change affecting the Bonds.

                  Section 1.2 Definitions Contained in the Indenture. Unless the context clearly indicates a different meaning, other words, terms or phrases which are not defined in this Agreement, but which are defined in the Indenture, shall have the meanings respectively given them in the Indenture.

                  Section 1.3 General Rules of Construction.

                  A. Whenever in this Agreement the context requires:

                           (1) references to the singular number shall include
                  the plural and vice versa; and

                           (2) words denoting gender shall be construed to
                  include the masculine, feminine and neuter.

                  B. The Table of Contents and the titles given to any Article or Section of this Agreement are for convenience of reference only and are not intended to modify, amend or limit such Article or Section.

                  C. "Herein," "hereby," "hereunder," "hereof," hereinafter" and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion in which any such word is used.

                  Section 1.4 Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to the Issuer as follows:

                  A. The Company is an Ohio corporation duly organized and validly existing under the laws of the State of Ohio, authorized to do business in the State, and has full power and authority to carry on the business in which it is engaged and to execute, deliver and perform its obligations under the Financing Documents to which it is a party.

                  B. The Company has duly authorized the execution and delivery of the Financing Documents to which it is a party and all actions required to perform its obligations thereunder, and no approval or other action by any person is required in connection with the


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execution, delivery and performance thereof other than that which has been obtained as of the date of execution hereof.

                  C. The Financing Documents have been duly executed and delivered by the Company, constitute the legal, valid and binding obligations of the Company, and are enforceable in accordance with their respective terms, except as their enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles, and to any applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors, to the extent that such laws may be constitutionally applied.

                  D. Except as disclosed in writing to the Issuer, the Remarketing Advisor and any governmental entity required by law to be advised prior to the Closing, to the best knowledge of the Company, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court or public board or body, pending or, to the best knowledge of the Company, threatened, against the Company:

                           (1) challenging the validity of, or seeking to enjoin
                  the performance by the Company of its obligations with respect to, the Financing Documents; or

                           (2) against or affecting the Company (nor to the best
                  knowledge of the Company is there any basis therefor) wherein an unfavorable decision, ruling or finding would materially and adversely affect any of the transactions contemplated by the Financing Documents or might result in any material adverse change in the business, properties, condition (financial or otherwise), or operations of the Company.

                  E. The Company has no present intention of abandoning the Project or of operating or using the Project in any manner other than as represented to the Issuer.

                  F. As of the Closing Date, the information provided by the Company to the Issuer contained in the documents delivered at the Closing is true and correct in all material respects, and such information does not and as of its date did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, under the circumstances in which they were made, not misleading.

                  Section 1.5 Tax-Exempt Status of Bonds.

                  It is the intention of the parties hereto that the interest on the Bonds not be included in gross income for federal income tax purposes, and to that end the Company hereby represents, warrants and agrees, for the benefit of the Issuer and the Bondholders, as follows:

                  A. The Project constitutes and will constitute either land or property of a character subject to the allowance for depreciation under Section 167 of the Code.


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                  B. At least ninety-five percent (95%) of the net proceeds of the Bonds will be used to pay for, or to reimburse the Company for payment of, the costs of the acquisition, construction and installation of the Project, and will not be used, directly or indirectly, to provide working capital to the Company or any Related Person to the Company. Except as permitted under the Code, none of such costs will be for or with respect to obligations paid or incurred prior to the adoption of the Inducement Resolution. All such costs will be chargeable to the capital account of the Company for federal income tax purposes or will be so chargeable either with a proper election by the Company (for example under Section 266 of the Code) or but for a proper election by the Company to deduct such amounts.

                  C. Neither the Company nor any other Principal User of the Project, nor any Related Person to any of them, has taken or permitted to be taken on its behalf any action which would adversely affect the exclusion of the interest on the Bonds from gross income for federal income tax purposes. The Company will not take, or permit to be taken on its behalf or by or on behalf of any such Principal User or Related Person, any action which would adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes (including allowing any person to become a Principal User of the Project). The Company will take and cause each such Principal User to take such action as may from time to time be required under applicable law or regulation, whether now in effect or hereafter enacted or promulgated, to continue the exclusion of the interest on the Bonds from gross income for federal income tax purposes.

                  D. The sum of (i) the principal amount of the Bonds and (ii) the aggregate principal amount of all obligations issued, expenditures made and obligations incurred during the three-year period ending on the Closing Date with respect to the Project Facilities and any other facilities within the incorporated area of the City of Scottsburg, Indiana (including, without limitation, the leasing of equipment) which constitute "Capital Expenditures" (within the meaning of Section 144(a)(4) of the Code), other than those mentioned in Section 144(a)(4)(C) of the Code, by the Company, any other Principal User of the Project, any Related Person of either, or otherwise with respect to the Project Facilities, is not in excess of $10,000,000, and such sum, together with all such Capital Expenditures to be assumed, made or incurred during the three-year period beginning on the Closing Date, will not exceed $10,000,000.

                  E. Except as permitted under the Code, prior to the adoption of the Inducement Resolution, neither the Company nor any Related Person to the Company had entered into any binding agreement in connection with the acquisition, construction or installation of the Project, no on-site work had been commenced in connection with the acquisition, construction or installation of the Project, and no off-site fabrication of any portion of the Project had been commenced. The Company will complete the acquisition, construction or installation of the Project by April 1, 1999.

                  F. Except for the Bonds, no bonds, notes or other obligations of any state, territorial possession or any political subdivision of the United States of America or any political subdivision of any of the foregoing or of the District of Columbia have been issued


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and are now outstanding, the proceeds of which have been or are to be used primarily with respect to the Facilities.

                  G. With respect to the Bonds, there are no other obligations that are in whole or in part either an obligation of, or guaranteed or otherwise secured by the credit of, the Company or are in whole or in part secured by the Trust Estate and that have been, are being, or will be sold (i) at substantially the same time, (ii) under a common plan of marketing, and (iii) at substantially the same rate of interest.

                  H. The Company intends to operate and maintain the project at all times during the term of this Agreement, so long as Loan Repayments remain to be paid, and does not know of any reason why the Project will not be so operated and maintained by the Company in the absence of circumstances not now anticipated by the Company or beyond its control.

                  I. In compliance with Section 147(b) of the Code, the average weighted maturity of the Bonds does not exceed one hundred twenty percent (120%) of the average reasonably expected economic life of the facilities being financed by the Bonds.

                  J. Less than twenty-five percent (25%) of the net proceeds of the Bonds are to be or will be used (directly or indirectly) for the acquisition of land (or an interest therein). None of the net proceeds of the Bonds are to be or will be used to provide depreciable farm property, as defined in Section 144(a)(11)(B) of the Code, with respect to which the Principal User is or will be the same person or two or more Related Persons.

                  K. None of the net proceeds of the Bonds are to be or will be used for the acquisition of any property (or an interest therein) unless the first use of such property by the Company is pursuant to such acquisition or unless:

                           (i) With respect to the portion of the Project
                  consisting of one or more buildings, rehabilitation expenditures have been, or will be made, on such building in an amount equal to fifteen percent (15%) of the cost of acquiring, constructing and installing such buildings (and equipment, if located within a building and to be used in a manner similar to its use prior to the acquisition, construction and installation in the buildings) financed with the net proceeds of the Bonds;

                           (ii) With respect to the portion of the Project
                  consisting of facilities other than buildings, rehabilitation expenditures have been or will be made in an amount equal to one hundred percent (100%) of the cost of acquiring, constructing and installing such facilities (and equipment) financed with the Net Proceeds of the Bonds;

                           (iii) As used herein, rehabilitation expenditures
                  means any amount properly chargeable to a capital account for the rehabilitation of the building or


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



                  facility incurred, including amounts incurred by a successor to the Company, or by the seller of the property under and pursuant to a sales contract with the Company, within two years of the later of the date on which that portion of the Project financed by the net proceeds of the Bonds was acquired, constructed or installed or the Closing Date, which shall include, in the case of an integrated operation contained in a building before its acquisition, rehabilitating or replacing existing equipment, but excluding any expenditure described in Section 48(g)(2)(B) of the Code;

                  L. None of the proceeds of the Bonds are to be or will be used to provide any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box, health club facility, facility primarily used for gambling, or store the principal business of which is the sale of alcoholic beverages for consumption off premises.

                  M. None of the proceeds of the Bonds will be used to provide a facility the primary purpose of which is retail food and beverage services, automobile sales or services, or the provision of recreation or entertainment.

                  N. There are no other "qualified bonds" (within the meaning of Section 141(e) of the Code) which, together with the Bonds, are to be used with respect to a single building, an enclosed shopping mall or a strip of offices, stores or warehouses using substantially common facilities.

                  O. None of the proceeds of the Bonds will be used directly or indirectly to provide residential real property for family units.

                  P. Ninety-five percent (95%) or more of the "net proceeds" (as such term is defined in Section 150(2)(3) of the Code) of the Bonds are to be used and will be used to provide a manufacturing facility (within the meaning of Section 144(a)(12)(C) of the Code). Any office space included within the Project will be located on the premises of the manufacturing facility and not more than a de minimis amount of the functions to be performed at such office will not be directly related to the day-to-day operations at such facility.

                  Q. The Company is expected to be the only Principal User of the Project.

                  R. The Project Site is located at 2281 South U.S. 31, Scottsburg, Indiana 47170. All of the Project Facilities will be located on the Project Site.

                  S. The information contained in the Information Return for Private Activity Bond Issues (IRS Form 8038) filed with respect to the Bonds (except information with respect to the Issuer, as to which the Company makes no warranty) is in all respects true, correct and complete.

                  T. Neither the obligations of the Company under this Agreement nor the Bonds are or will be "federally guaranteed," as defined in Section 149(b) of the Code.

                  U. The Company does not have on the date hereof and the Company shall not permit any other Person to become a Principal User of the Project prior to the date three (3) years after the Project is placed in service if it has on the date hereof "outstanding tax-exempt facility-related bonds" (as defined in Section 144(a)(10) of the Code) allocated to it, including its allocable portion of the Bonds, in excess of $40,000,000 in the aggregate (such allocation being pursuant to Section 144(a)(10) of the Code).

                  V. The total of all Issuance Costs paid, or for which the Company is reimbursed, from or with the proceeds of the Bonds shall not exceed two percent (2%) of the proceeds of the Bonds.

                  W. The Company covenants that, notwithstanding any other provision of this Agreement, it will not knowingly take, or permit to be taken on its behalf, any action which would impair the exclusion of interest on the Bonds from gross income for purposes of federal income taxation, and that the Company will take such reasonable actions as may be necessary from time to time to continue such exclusion, including, without limitation, the preparation and filing of any statements required to be filed by it in order to maintain such exclusion.

                  X. The Company agrees to file with the Trustee, and to cause any other Principal User of the Project to file with the Trustee, within ninety
(90) days of the close of each of the three (3) twelve-month periods next succeeding the Closing Date, a certificate of an Authorized Representative that the $10,000,000 limitation described above in Subsection D hereof has not been exceeded as of the close of such twelve-month period.

                  Y. Promptly after the Company first becomes aware of any Event of Taxability (as defined in the Indenture), the Company shall give written notice thereof to the Issuer and the Trustee.

                  Section 1.6 Representations, Warranties and Covenants of the Issuer. The Issuer represents, warrants and covenants for the benefit of the Company and the Bondholders, as follows:

                  A. The Issuer is a city and political subdivision created and organized under the Constitution and laws of the State.

                  B. The Issuer has all requisite power, authority and right, under the laws and Constitution of the State, including particularly the Act, to execute and deliver the Bond Documents and all other instruments and documents to be executed and delivered by the Issuer pursuant thereto, to perform and observe the provisions thereof and to carry out the transactions contemplated thereby. All official action on the part of the Issuer which is required for the execution, delivery, performance and observance by the Issuer of the Bond Documents has been duly authorized and effectively taken, and such execution, delivery, acceptance, performance and observance by the Issuer do not contravene applicable law or any contractual restriction binding on or affecting the Issuer.

                  C. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery (or acceptance) by the Issuer of, and performance by the Issuer of its obligations under, the Bond Documents.

                  D. This Agreement is, and each other Bond Document when delivered will be, a legal, valid and binding limited obligation of the Issuer enforceable against the Issuer in accordance with its respective terms.

                  E. There is no default of the Issuer in the payment of the principal of or interest on any of its indebtedness for borrowed money or under any instrument or instruments or agreements under and subject to which any indebtedness for borrowed money has been incurred which does or could affect the validity and enforceability of the Bond Documents or the ability of the Issuer to perform its obligations thereunder, and no event has occurred and is continuing under the provisions of any such instrument or agreement which constitutes or, with the lapse of time or the giving of notice, or both, would constitute such a default.

                  F. With respect to the Bonds, there are no other obligations of the Issuer that have been, are being or will be sold (i) at substantially the same time, (ii) under a common plan of marketing, and (iii) at substantially the same rate of interest.

                  G. There is not pending or, to the knowledge of the undersigned officers of the Issuer, threatened, any action or proceeding before any court, governmental agency or arbitrator (i) to restrain or enjoin the issuance or delivery of the Bonds or the collection of any revenues pledged under the Indenture, (ii) in any way contesting or affecting the authority for the issuance of the Bonds or the validity of any of the Bond Documents or (iii) in any way contesting the existence or powers of the Issuer.

                  H. To the knowledge of the undersigned officers of the Issuer, except for the Bonds and the Economic Development Revenue Bonds, Series 1989 (Multi-Color Corporation Project) dated November 7, 1989, no bonds, notes or other obligations of the Issuer have been issued and are now outstanding, the proceeds of which have been used or are to be used primarily with respect to the Facilities.

                  I. In connection with the authorization, issuance and sale of the Bonds, the Issuer has complied with all applicable provisions of the Constitution and laws of the State, including particularly the Act.

                  J. The Issuer has not assigned or pledged and will not assign or pledge its interest in this Agreement for any purpose other than to secure the Bonds under the Indenture. The Bonds constitute the only bonds or other obligations of the Issuer in any manner payable from the revenues to be derived from this Agreement, and except for the Bonds no bonds or other obligations have been or will be issued in connection with this Agreement.

                  K. The Issuer is not in default under any of the provisions of the laws of the State which default would affect its existence or its powers referred to above in Subsection B hereof.

                  L. Immediately prior to the adoption of the Bond Resolution, the Scottsburg Economic Development Commission held a public hearing with respect to the Bonds and the Project at which all interested individuals were afforded a reasonable opportunity to express their views, either orally or in writing, on the issuance of the Bonds and the location and nature of the Project. Notice of such public hearing was published in the Scott County Journal and Scott County Chronicle, newspapers of general circulation in the City of Scottsburg, Indiana at least fourteen (14) days in advance of the date of such hearing.

                  M. The Issuer has had allocated to the Bonds a portion of the State's volume cap under Section 146 of the Code equal to the aggregate principal amount of the Bonds.

                  N. No elected official, officer or employee of the Issuer, or any agency acting on its behalf, has any interest whatsoever in the Company or in the transactions contemplated by this Agreement.

                  O. The Issuer will not enter into any agreement or instrument which might in any way prevent or materially impair its ability to perform its obligations under the Bond Documents.

                  P. The Issuer will not consent or agree to any modification of this Agreement or waive compliance with any of the terms thereof, unless any such modification or waiver shall have been agreed to in writing by the Trustee and the Bank.

                  Q. So long as any Bonds shall remain unpaid, the Issuer will, upon request of the Trustee and provided that the Issuer shall be furnished with sufficient funds to pay all costs and expenses (including reasonable attorneys' fees) reasonably incurred by it as such costs and expenses accrue:

                           (1) take all action and do all things which it is authorized by law to take and do in order to perform and observe all covenants and agreements on its part to be performed and observed under the Bond Documents; and

                           (2) execute, acknowledge where appropriate, and deliver from time to time, promptly at the request of the Trustee, all such instruments and documents as in the reasonable opinions of the Trustee and the Counsel to the Issuer (which opinions shall not be unreasonably withheld or delayed) are necessary or desirable to carry out the intent and purpose of the Bond Documents or any of them.

                  R. So long as any Bonds shall remain unpaid, the Issuer will not, without the written consent of the Trustee:

                           (1) take any action which, directly or indirectly, adversely affects its existence or powers under the laws of the State;

                           (2) take any action which would adversely affect the exclusion of interest on the Bonds from gross income for purposes of federal income taxation; or

                           (3) pledge any interest in this Agreement, or the amounts to be derived from it, other than as contemplated by the Indenture.

                                   ARTICLE II
                              FINANCING OF PROJECT

                  Section 2.1 Issuance of Bonds. In order to finance the Project, the Issuer, upon request of the Company, will issue and sell the Bonds up to the maximum aggregate principal amount of $3,000,000. The Bonds will be issued under and secured by the Indenture. The Bonds will be payable solely from payments made by the Company pursuant to the terms hereof, or from other moneys available for such purpose under the terms of the Indenture. The net proceeds of the Bonds shall be applied pursuant to the Indenture and Article 3 hereof.

                  Section 2.2 Construction Fund. The net proceeds of the Bonds (exclusive of accrued interest, if any, deposited in the Bond Fund) will be deposited by the Trustee in the Construction Fund established under the Indenture for payment of Costs of the Project. Moneys on deposit in the Construction Fund shall be disbursed by the Trustee to pay for, or reimburse the Company for its payment of, the Costs of the Project, upon receipt by the Trustee of the following:

                  A. A requisition certificate in the form of EXHIBIT D attached to this Agreement, properly completed and signed by an Authorized Representative and approved in writing by the Bank, dated not more than thirty (30) days prior to the date of receipt thereof by the Trustee, requesting the payment or reimbursement.

                  B. In the case of payments or reimbursements for Costs of the Project constituting costs of the Project Facilities, the following items are required:

                           (1) A certificate of the Authorized Representative of the Company stating that the Persons to be paid from the requested disbursement, or the Persons paid by the Company and for which reimbursement is sought, have satisfactorily completed the work or the portion thereof and/or furnished the materials or the portion thereof for which payment is requested;

                           (2) A certificate of the Company listing all work done or materials supplied since the last previous such certificate delivered by the Company under this Section 2.2 and all mechanics' and materialmen's lien waivers for such work and/or materials; and

                           (3) In case of payment or reimbursement for equipment comprising a portion of the Project Facilities, an itemized listing of all equipment, including exact nomenclature and serial number, if any, bought or to be bought with the requested disbursement.

                  The Company agrees that the sums so requisitioned from the Construction Fund will be used only for the Costs of the Project, and will not be used for any other purpose. The Company shall have the right to enforce payments from the Construction Fund upon compliance with the procedures set forth in this Section 2.2; provided that during the continuance of an Event of Default as defined in the Indenture, the Construction Fund shall be held for the benefit of Bondholders in accordance with the provisions of the Indenture.

                  Section 2.3 Fixed Rate. The Company shall not elect to establish a Fixed Rate for the Bonds, unless it shall have first delivered to the Trustee the Favorable Opinion required by the Indenture.

                  Section 2.4 Completion of Project; Excess Bond Proceeds. When the Company certifies to the Trustee and the Issuer, in the manner provided in the Indenture, that the Project is complete, any amounts remaining in the Construction Fund will be transferred to the Construction Fund Surplus Account in the Construction Fund and applied by the Trustee in accordance with the Indenture. Such application shall constitute payment of a portion of, and shall be credited against, the Loan Repayments due from the Company to the Issuer. If for any reason the amount in the Construction Fund is insufficient to pay all Costs of the Project, the Company, nonetheless, will complete the Project and shall pay all such additional costs from its own funds. The Company shall not be entitled to any reimbursement for any such additional costs from the Issuer, the Trustee or any Bondholder; nor shall it be entitled to any abatement, diminution or postponement of the Loan Repayments.

                  Section 2.5 Investment of Moneys. Any moneys held as a part of the Bond Fund, the Construction Fund or any other fund shall be invested or reinvested by the Trustee, pursuant to the request and direction of the Company, to the extent permitted by law, as set forth in Section 7.2 of the Indenture.

                                   ARTICLE III
                        LOAN OF PROCEEDS TO COMPANY; NOTE

                  Section 3.1 Loan of Bond Proceeds. The Issuer agrees to lend the proceeds of the Bonds to the Company upon the terms and conditions set forth herein in order to pay the Costs of the Project. The Company covenants and agrees, upon the terms and conditions and according to the provisions set forth herein and in the Note, to borrow the proceeds of the Bonds, to repay such loan, with interest thereon, by delivering, or causing to be delivered, the Loan Repayments on a timely basis (as more specifically described in Section 3.3 hereof), and to comply with all of its agreements and covenants herein set forth.

                  Section 3.2 Credits to Company.

                  A. The Company shall be entitled to receive a current credit against its Loan Repayments to the extent of the following amounts:

                           (1) The amount of any income arising from the investment of funds on deposit in the Bond Fund; and

                           (2) The amount of any draws under the Letter of Credit.

                  B. Should any amounts derived from the proceeds of the Bonds (to the extent not applied for the acquisition and construction of the Project or the purchase of machinery, equipment, and/or fixtures of like or greater value), or of any insurance in respect of the Project, or of any Condemnation Award, under this Agreement, be paid into the Bond Fund, such amounts shall be used to redeem the Bonds (or reimburse the Bank for draws under the Letter of Credit, the proceeds of which were used to effect such redemption) at the earliest date permitted under the Indenture in the inverse order of maturities.

                  Section 3.3 Note.

                  A. Concurrently with the sale and delivery by the Issuer of the Bonds, to evidence the indebtedness hereunder, the Company shall execute and deliver to the Issuer the Note.

                  B. Payments by the Company to the Trustee in accordance with the provisions of the Note shall constitute Loan Repayments as required under
Section 3.1 hereof. The Bonds shall be payable from moneys on deposit in the Bond Fund, including draws under the Letter of Credit and payments made by the Company to the Trustee of the principal of, premium, if any, and interest on the Note, as provided in the Indenture. Upon the redemption of the Bonds at any time upon the request of the Company, consistent with the terms and conditions of the Indenture, the Company shall make a Loan Repayment equal to the proposed principal payment, premium, if any, and interest due on the applicable date of such redemption of the Bonds. Whenever payment, or provision therefor, has been made in respect of the principal of (whether at maturity, upon redemption, or otherwise) and interest on all or any portion of the Bonds in accordance with the Indenture, the Note shall be deemed paid to the extent that such payment or provision therefor has been made and is considered to be a payment of principal of, and/or interest on, such Bonds. If such Bonds are thereby deemed paid in full, the Note shall be canceled and returned to the Company. Subject to the foregoing or unless the Company is entitled to a credit under this Agreement or the Indenture, all payments shall be in the full amount required under the Note.

                  C. The payments required under Subsection B above shall be paid by the Company directly to the Trustee for the account of the Issuer for deposit in the General Account.

                  D. In any event, the payments required by Subsection B above shall always be sufficient (supplemented, whenever appropriate, by the credits hereinabove specified) to provide for the then current payment of principal of and interest on the Bonds.

                  E. The Issuer agrees that contemporaneously with the Closing, the Issuer shall establish with the Trustee the Bond Fund, and the Issuer agrees that the Company shall remit or cause to be remitted the required Loan Repayments under this Agreement directly to the Trustee by check or wire transfer payable to the order of the Trustee, for deposit in the General Account. The Issuer authorizes the payment of such required payments by the Company to the Trustee for deposit in the General Account.

                  F. The Company's obligation to pay the Loan Repayments hereunder shall commence on the Closing Date, with the first Loan Repayment being due on or before the first Interest Payment Date.

                  G. No Loan Repayments need be made to the Issuer or to the Trustee whenever and so long as the amount on deposit in the General Account is sufficient, under the provisions of the Indenture, to retire the Bonds then Outstanding.

                  Section 3.4 Additional Loan Repayments. The Company shall pay as Additional Loan Repayments (a) all reasonable fees, charges, and expenses (including attorneys' fees) of the Trustee for services under the Indenture, including the Trustee's Extraordinary Fees and Expenses, (b) any amount required to be paid by the Company under Section 4.10 hereof, (c) all taxes, impositions, and other payments of whatever nature which the Company has agreed to pay or assume under the provisions of this Agreement or the Note, (d) all reasonable costs and expenses incident to the payment of the principal of and interest on the Bonds as the same becomes due and payable, including all costs and expenses, if any, in connection with the redemption and payment of the Bonds, and (e) all reasonable expenses (including attorneys' fees) incurred by the Issuer and the Trustee in connection with the enforcement of any rights under this Agreement, the Note, or the Indenture.

                  The Company shall pay such Additional Loan Repayments directly to the party entitled thereto, and such payment shall not be payable to any fund or account with the

Trustee. The Issuer acknowledges that the Company may contest in good faith any Additional Loan Repayments.

                  Section 3.5 Letter of Credit. Concurrently with the issuance by the Issuer of the Bonds, the Company shall cause the Bank to deliver the Original Letter of Credit to the Trustee. The Company may also from time to time cause the Letter of Credit to be extended or cause the delivery of another Letter of Credit in replacement therefor, to the extent permitted by the terms of the Indenture. It is anticipated that so long as any Letter of Credit is held by the Paying Agent, all payments of principal of and interest on the Bonds will be funded from draws on the Letter of Credit and that moneys representing Loan Repayments will be applied to reimburse the Bank for such draws.

                  Section 3.6 Issuer and Company to Cooperate in Redemption of Bonds. Whenever the Bonds are subject to optional redemption pursuant to the Indenture, the Issuer will, but only upon the written request of the Company, direct the Trustee to call the same for redemption as provided in the Indenture. Whenever the Bonds are subject to mandatory redemption pursuant to the Indenture, the Company will cooperate with the Issuer and the Trustee in effecting such redemption and will deliver to the Trustee moneys sufficient to redeem the Bonds in accordance with mandatory redemption provisions relating thereto as may be set forth in Article 8 of the Indenture.

                  Section 3.7 No Defense or Set-Off. The obligations of the Company to make or cause to be made the Loan Repayments and the Additional Loan Repayments under this Agreement and the Note shall be absolute and unconditional, without defense or set-off by reason of any default by the Issuer under this Agreement or under any other agreement between the Company and the Issuer or for any other reason, including without limitation, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, or failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the Loan Repayments and the Additional Loan Repayments required of the Company hereunder will be paid in full when due without any delay or diminution whatsoever. Loan Repayments shall be received by the Issuer or the Trustee as net sums and the Company agrees to pay or cause to be paid all charges against or which might diminish such net sums.

                  Section 3.8 Assignment of Issuer's Rights. As security for the payment of the Bonds, the Issuer, herein and in the Indenture, assigns to the Trustee all of the Issuer's rights under this Agreement (except the rights of the Issuer to receive payments under Sections 1.6(Q) and 3.4 and 4.3 hereof and the right of indemnification under Section 4.4 hereof and the right to consent to amendments of this Agreement). The Company consents to such assignment and agrees to make the Loan Repayments or cause the Loan Repayments to be made directly to the Trustee, without defense or set-off by reason of any dispute between the Company and the Trustee. Whenever the Company is required to obtain the consent of the Issuer hereunder, the Company shall also obtain the consent of the Trustee.

                  Section 3.9 Acceleration of Payment to Redeem Bonds. Whenever the Bonds are subject to optional redemption pursuant to the Indenture, the Issuer will, but only upon request of the Company, direct the Trustee and the Paying Agent to call the same for redemption as provided in the Indenture. Whenever the Bonds are subject to mandatory redemption pursuant to the Indenture, the Company will cooperate with the Issuer, the Trustee and the Paying Agent in effecting such redemption. In the event of any optional or mandatory redemption of the Bonds, the Company will pay or cause to be paid on or before the date of redemption an amount equal to the applicable redemption price as a prepayment of that portion of the Loan corresponding to the principal of the Bonds to be redeemed, together with applicable premium (if any) and interest accrued to the date of redemption.

                  Section 3.10 Security. In order to secure its obligations hereunder, the Company agrees that the Issuer shall have a security interest in all the Company's right, title and interest in and to all funds and investments thereof now or hereafter held by the Trustee or the Paying Agent under the Indenture as security for the payment of the Bonds, including without limitation, any and all payment funds, debt service funds and other funds and securities and other instruments comprising investments thereof and interest and other income derived therefrom held as security for the payment of the Bonds. The terms of this Section 3.10 shall constitute a security agreement within the meaning of the State Uniform Commercial Code.

                                   ARTICLE IV
                              COVENANTS OF COMPANY

                  Section 4.1 Maintenance and Operation of Project.

                  A. During the term of this Agreement, the Company will, at its own cost and expense, keep and maintain, or cause to be kept and maintained, in good repair and condition (excepting reasonable wear and tear), the Project and all additions and improvements thereto, and pay, or cause to be paid, any utility charges and other costs and expenses arising out of its occupancy of the Project; provided that this covenant shall not prevent the Company from assigning its interest in the Project pursuant to Section 6.5 hereof.

                  B. The Company agrees to timely pay for any improvements to the Project and to comply in all material respects, at its own cost and expense, with all lawful and enforceable notices received from public authorities from and after the date hereof which affect the Project and the use and operation thereof, other than those improvements to the Project, the validity or application of which is at the time being contested, in whole or in part, in good faith by appropriate proceedings.

                  C. The Company will maintain and use the Project Facilities as a manufacturing facility or, subject to the provisions of Section 4.8 hereof, lease them to tenants for such use and will not use or permit the use of the Project Facilities in any manner which would result in a violation of Section 144(a)(8) or Section 147(e) of the Code.

                  Section 4.2 Maintenance of Existence. So long as this Agreement is in effect, the Company will maintain its existence as an Ohio corporation, and its authority to do business in Indiana.

                  Section 4.3 Payment of Issuer's Fees and Expenses. Except to the extent payment is provided from the Construction Fund, the Company will pay the Issuer's fees and all reasonable expenses, including legal and accounting fees, incurred by the Issuer in connection with the issuance of the Bonds and the performance by the Issuer of its functions and duties under this Agreement and the Indenture.

                  Section 4.4 Indemnity Against Claims. In the exercise of the powers of the Issuer, the Trustee or the Paying Agent under the Indenture or hereunder, including (without limiting the foregoing) the application of moneys, the investment of funds and the letting or other disposition of the Project upon the occurrence of an Event of Default, neither the Issuer, the Trustee, the Paying Agent nor their members, directors, officers, employees or agents shall be accountable to the Company for any action taken or omitted by any of them in good faith and with the reasonable belief that it is authorized or within the discretion or rights or powers conferred. The Issuer, the Trustee, the Paying Agent and their members, directors, officers, employees and agents shall be protected in acting upon any document reasonably believed by them to be genuine, and any of them may conclusively rely upon the advice of counsel and may (but need not) require further evidence of any fact or matter before taking any action. No recourse shall be had by the Company for any claims based hereon or on the Indenture against any member, director, officer, employee or agent of the Issuer, the Trustee or the Paying Agent alleging personal liability on the part of such person unless in the case of the Trustee or the Paying Agent only such claims are based upon the bad faith, fraud or deceit of such person. The Company will indemnify and hold harmless the Issuer, the Trustee, the Paying Agent and each member, director, officer, employee and agent of the Issuer, the Trustee or the Paying Agent against any and all claims, losses, damages or liabilities, joint and several, to which the Issuer, the Trustee, the Paying Agent or any member, director, officer, employee or agent of the Issuer, the Trustee or the Paying Agent may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise directly or indirectly out of the Project or are based upon any other act or omission in connection with the Project by the Issuer, the Trustee or the Paying Agent, unless in the case of the Trustee or the Paying Agent only the losses, damages or liabilities arise from the gross negligence or willful misconduct of the person to be indemnified. The Company further releases the Issuer and agrees that the Issuer shall not be liable for, and indemnifies the Issuer against, all liabilities, claims, costs and expenses imposed upon or asserted against Issuer on account of:

                  (a) any loss or damage to the property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project;

                  (b) any breach or default on the part of the Company in the performance of any covenant or agreement of the Company under this Agreement, the Note or any related document, or arising from any act or failure to act by the Company, or any of its agents, contractors, servants, employees or licensees;

                  (c) the authorization, issuance and sale of the Bond, and the provision of any information furnished in connection therewith and in connection with any remarketing thereof, including, without limitation, any information furnished by the Company for inclusion in any certifications made by the Issuer; and

                  (d) any such claim or action or proceeding brought with respect to the matters set forth in (a), (b) and (c) above.

                  In the event any claim is made or action brought against the Issuer, the Trustee, the Paying Agent or any member, director, officer, employee or agent of the Issuer, the Trustee or the Paying Agent, except for claims or actions brought which are claimed to have arisen from the negligence or willful misconduct of such person, the Issuer, the Trustee or the Paying Agent may direct the Company to assume the defense of the claim and any action brought thereon and pay all reasonable expenses (including attorney's fees) incurred therein; or the Issuer, the Trustee or the Paying Agent may assume the defense of any such claim or action, the reasonable cost (including attorney's fees) of which shall be paid by the Company upon written request of the Issuer, the Trustee or the Paying Agent to the

Company. The Company may engage its own counsel to participate in the defense of any such action. The defense of any such claim shall include the taking of all actions necessary or appropriate thereto.

                  Section 4.5 Damage to or Condemnation of Project. In the event of damage, destruction or condemnation of part or all of the Project, the Company shall, as its sole option, either: (i) restore the Project, or (ii) if permitted by the terms of the Bonds, direct the Issuer to call the Bonds for redemption. Damage to, destruction of or condemnation of all or a portion of the Project shall not terminate this Agreement, or cause any abatement of or reduction in the payments to be made by the Company or otherwise affect the respective obligations of the Issuer or the Company, except as set forth in this Agreement. In the event of damage, destruction or condemnation of the Project or any part thereof, the net proceeds of any insurance policies required to be maintained under Section 4.7 hereof or the proceeds of any Condemnation Award shall be paid to the Trustee, and if no Event of Default hereunder or under the Indenture has occurred and is continuing, shall be, at the election of the Company, applied to the repair or restoration of the portion of the Project which is the subject of such damage or destruction, or which remains after such condemnation, or, if Extraordinary Optional Redemption of the Bonds is permitted by the terms of the Bonds, deposited in the General Debt Service Account and applied pursuant to Section 5.2.B of the Indenture upon the redemption of the Bonds and credited against the Loan Repayments. If the Issuer or the Company is the payee, or one of the payees, of any check or other instrument representing payment of any insurance proceeds or Condemnation Award referred to in this Section, the Issuer or Company will endorse the same to the order of the Trustee and deliver the same to the Trustee; and if the Issuer or the Company fails to do so, the Issuer and the Company hereby irrevocably authorize any officer or employee of the Trustee to endorse and deliver the same as the Issuer's or Company's attorney-in-fact.

                  Section 4.6 Taxes, Other Governmental Charges and Utility Charges. The Company shall pay, or cause to be paid before the same shall become delinquent, all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project, including any equipment or related property installed or brought by the Company therein or thereon and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project. With respect to special assessments or other governmental charges that lawfully may be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the term hereof. The Company may, at its expense, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, unless the Issuer or the Trustee shall notify the Company that, in the opinion of counsel, by nonpayment of any such items the lien of the Indenture will be materially endangered or the Project, or any part thereof, will be subject to material loss or forfeiture, in which event such taxes, assessments or charges shall be paid promptly by the Company. The Company also agrees to comply at its own cost and expense with all notices received from public authorities from and after the date hereof. If the Company shall fail to pay any of the foregoing items required by this Section to be paid by it, the Issuer or the Trustee may (but shall be under no obligation to) pay the same and any amounts so advanced therefor by the Issuer or the Trustee shall become an additional obligation of the Company to the Issuer or the Trustee, as the case may be, making the advancement, which amounts, together with interest thereon from the date thereof at a variable rate equal to the rate of interest announced by the Trustee from time to time to be the prime rate designated by PNC Bank, Ohio, National Association, Cincinnati, Ohio plus one percent (1%) per annum, the Company hereby agrees and covenants to pay; provided however, such rate of interest shall not exceed the maximum rate permitted under State law. Such interest shall be considered to be additional indebtedness secured hereby.

                  Section 4.7 Insurance.

                  The Company shall maintain, or cause to be maintained, with respect to the Project policies of insurance with insurers subject to regulation by the State, of such type and in such amounts as are customary for entities of like size and engaged in like business, provided that so long as the Bonds shall be supported by a Letter of Credit the Company shall maintain such policies of insurance (and in such amounts) as are specified in the Reimbursement Agreement.

                  Section 4.8 Company's Lease of Project Facilities. The Company may lease any portion of the Project Facilities, but only subject to the following conditions:

                  A. The Company shall have obtained the written consent to such lease of (i) the Bank; and (ii) the Trustee if an Event of Default has occurred and is continuing;

                  B. No such lease shall relieve the Company of its obligation to make the payments required under Sections 4.3 and 4.4 or to perform all other covenants hereunder, for which the Company shall remain primarily liable;

                  C. The Company shall deliver to the Issuer and the Trustee a copy of such lease within 30 days of the delivery thereof to the Company;

                  D. If the tenant were to be deemed a "principal user" or "test period beneficiary" of the Project Facilities for purposes of Section 144(a) of the Code, the Company shall have obtained and submitted to the Issuer and the Trustee a favorable Opinion of nationally recognized bond counsel that the proposed lease will not have an adverse effect on the exclusion of interest on the Bonds from gross income for federal income tax purposes;

                  E. Not more than an aggregate of 25% of the Project Facilities shall be leased to provide facilities the primary purpose of which is the provision of retail food and beverage service, automobile sales or service, recreation or entertainment, nor shall such facilities furnish more than 25% of the rental revenues produced by the Project Facilities; and

                  F. Such lease shall contain covenants (i) forbidding any use of the leased premises which would constitute a violation of Section 144(a)(8) or Section 147(e) of the Code; and (ii) if and as appropriate in the opinion of nationally recognized bond counsel, with respect to the $10,000,000 limit of
Section 144(a)(4)(A) of the Code and the $40,000,000 limit of Section 144(a)(10) of the Code.

                  Section 4.9 Compliance with Laws. With respect to the Project, the Company will at all times materially comply with all applicable requirements of federal, state and local laws and with all applicable lawful requirements of any agency, board or commission created under the laws of the State or of any other duly constituted public authority, and will use, and permit the use of, the Project only for such purposes as are lawful under the Act; provided that the Company shall be deemed in compliance with this Section so long as it is contesting in good faith any such requirement by appropriate legal proceedings.

                  Section 4.10 Arbitrage Covenant.

                  A. The Company and the Issuer hereby covenant for the benefit of the Bondholders that the Company and the Issuer will make no use of the proceeds of the Bonds, or of any other funds which may be deemed to be proceeds of the Bonds pursuant to Section 148 of the Code, which, if such use had been reasonably expected on the date of issuance of the Bonds, would have caused the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code, and that they will comply with the requirements of Section 148 of the Code with respect to the Bonds.

                  B. The Company shall appoint a Rebate Consultant to determine the Rebate Amount as of the end of a Rebate Year, as provided in Section 5.8 of the Indenture, and shall notify the Trustee of such appointment. Following the determination of the Rebate Amount as of the end of the Rebate Year, the Company shall deposit into the Arbitrage Rebate Fund the amount, if any, required to be deposited therein pursuant to Section 5.8 of the Indenture. The requirements of the preceding sentence shall not apply, however, to the Bonds in the event the Company obtains and submits to the Trustee an opinion of Bond Counsel that such compliance is not required under Section 148 of the Code, and the regulations in effect thereunder, in order for the interest on the Bonds to be and remain excluded from gross income for federal income tax purposes; provided, however, that such exemption from compliance with the requirements of this Subsection B shall apply only to the extent provided in such opinion of Bond Counsel.

                  Section 4.11 Financing Statements. The Company shall execute such financing statements, continuation statements and other documents under the Ohio Uniform Commercial Code or other applicable law as the Issuer or the Trustee may specify in order to perfect the security interest of the Trustee in this Agreement, and the Company will pay the cost of filing the same in such public offices as the Issuer or the Trustee shall designate. From time to time, as reasonably requested by the Trustee, the Company shall furnish to the Trustee an opinion of Counsel setting forth what actions, if any, should be taken by the

Company or the Trustee to preserve such security interest in favor of the Trustee, and the right, title and interest of the Trustee in and to the Trust Estate created under the Indenture. The Company shall execute and file or cause to be executed and filed all further instruments as shall be required by law to preserve such security interest, and shall furnish satisfactory evidence to the Bank of the filing and refiling of such instruments.

                  Section 4.12 Notice and Certification With Respect to Bankruptcy Proceedings. The Company shall promptly notify the Trustee of the occurrence of any of the following events and shall keep the Trustee informed of the status of any petition in bankruptcy filed (or bankruptcy or similar proceeding otherwise commenced) against the Company: (i) application by the Company for or consent by the Company to the appointment of a receiver, trustee, liquidator or custodian or the like for itself or of its property, or (ii) admission by the Company in writing of its inability to pay its debts generally as they become due, or (iii) general assignment by the Company for the benefit of creditors, or (iv) adjudication of the Company as a bankrupt or insolvent, or
(v) commencement by the Company of a voluntary case under the United States Bankruptcy Code or filing by the Company of a voluntary petition or answer seeking reorganization of the Company, an arrangement with creditors of the Company, or an order for relief or seeking to take advantage of any insolvency law or filing by the Company, or an answer admitting the material allegations of an insolvency proceeding, or action by the Company, for the purpose of effecting any of the foregoing, or (vi) if without the application, approval or consent of the Company a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Company an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Company or of all or any substantial part of its assets, or other relief in respect thereof under any bankruptcy or insolvency law.

                  Section 4.13 [Reserved].

                  Section 4.14 Granting of Easements. If no Event of Default under this Agreement has occurred and is continuing, the Company may, with the prior written consent of the Bank and notwithstanding anything contained in this Agreement to the contrary, at any time or times, grant easements, licenses, rights of way and other rights or privileges in the nature of easements with respect to any property included in the Project Facilities, or release existing easements, licenses, rights of way and other rights or privileges, all with or without consideration and upon such terms and conditions as the Company shall determine. The Issuer agrees that it will execute and deliver or will cause the execution and delivery of, and will cause and direct the Trustee to execute and deliver, any instrument necessary or appropriate to confirm and grant or release any such easement, license, right of way or other right or privilege, upon receipt by the Issuer and the Trustee of:

                  A. A copy of the instrument of grant or release;

                  B. A written application signed by the Company requesting such instrument; and

                  C. A certificate executed by the Company, and such other persons as the Issuer may reasonably require, stating that such grant or release is not detrimental to the proper conduct of the business of the Company, and that such grant or release will not impair the effective use or interfere with the efficient and economical operation of the Project Facilities.

                  Section 4.15 Limitation of Liens. The Company shall not create or suffer to be created by any other person any lien or charge upon the Construction Fund or the Project Facilities or any part thereof or upon the rents, contributions, charges, receipts or revenues therefrom, other than liens thereon in favor of the Issuer, the Trustee or the Bank and, with the prior approval of the Bank, liens on the Project Facilities; provided that nothing in this Agreement shall limit the right of the Company to enforce payments from the Construction Fund pursuant to Section 5.2 of the Indenture. The Company further agrees to pay or cause to be discharged or make adequate provision to satisfy and discharge, within ninety (90) days after the same shall become due, any such lien or charge and also all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien upon the revenues or income therefrom. Nothing in this Section shall require the Company to pay or cause to be discharged or make provision for any such lien or charge so long as the validity thereof shall be contested in good faith and so long as the Construction Fund and the Project Facilities are not subject to loss or forfeiture in whole or part. The Issuer shall cooperate with the Company in any such contest and shall cooperate with the Company with respect to obtaining any necessary releases of liens or other encumbrances on the Project Facilities.

                                    ARTICLE V
                         EVENTS OF DEFAULT AND REMEDIES

                  Section 5.1 Events of Default; Acceleration. Each of the following events is hereby defined as, and is declared to be and to constitute, an "Event of Default" hereunder:

                  A. Failure by the Company to make or cause to be made any Loan Repayment or Additional Loan Repayment required to be made hereunder and under the Note on or before the date the same is due; or

                  B. Failure or refusal by the Company to comply with any of its other covenants hereunder and such failure or refusal shall continue for a period of sixty (60) days after written notice thereof has been given to the Company and the Bank by the Issuer or the Trustee; provided that if such failure is of such nature that it can be corrected but not within sixty (60) days, it will not be an Event of Default so long as prompt corrective action is instituted and is diligently pursued; or

                  C. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, or (ii) admit in writing its inability to pay its debts generally as they become due, or (iii) make a general assignment for the benefit of creditors, or (iv) be adjudicated a bankrupt or insolvent, or (v) commence a voluntary case under the United States Bankruptcy Code, or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief, or seek to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (iv) if without the application, approval or consent of the Company, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Company an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Company or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Company in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) remain unvacated, undismissed and undischarged for a period of sixty (60) days; or

                  D. For any reason the Bonds are declared due and payable by acceleration in accordance with Section 10.2 of the Indenture; or

                  E. Receipt by the Trustee, the Paying Agent and the Company of a written notice from the Bank (i) stating that an Event of Default (as defined in the Reimbursement

Agreement) has occurred and is continuing and (ii) requesting the Trustee to declare the principal of the Outstanding Bonds immediately due and payable; or

                  F. If the Trustee and the Paying Agent receive notice from the Bank prior to 10 calendar days following a drawing under the Letter of Credit for payment of interest on those Bonds Outstanding after the application of the proceeds of such drawing, that the Letter of Credit will not be reinstated with respect to such interest;

Then and in each and every such case the Trustee, by prompt notice in writing to the Company, shall, in the case of an Event of Default under 5.1.A, 5.1.C or 5.1.E hereof, and may, in all other cases if such Event of Default has not been cured, declare all sums which the Company is obligated to pay under this Agreement to be due and payable immediately, and upon such declaration the same shall become and shall be immediately due and payable, anything in this Agreement contained to the contrary notwithstanding. In case the Trustee shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Issuer and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company the Issuer and its assignee or the Trustee shall continue as though no proceeding had been taken.

                  Section 5.2 Payment on Default; Suit Therefor.

                  A. The Company covenants that, in case it shall fail to pay or cause to be paid any Loan Repayment or Additional Loan Repayment payable by or on behalf of the Company hereunder and under the Note as and when the same shall become due and payable, whether at maturity, or by acceleration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee the entire principal of and all interest on the Note that then shall have become due and payable and all Additional Loan Repayments that then shall become due and payable; and, in addition thereto, such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable counsel fees and a reasonable compensation to the Trustee and the Paying Agent, their agents and counsel, and any expenses or liabilities incurred by the Issuer, the Trustee or the Paying Agent. In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company the moneys adjudged or decreed to be payable.

                  B. In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the benefit of the creditors or the property of the Company, the Trustee shall be entitled and empowered by intervention in such proceedings or otherwise to file and prove a claim or claims for the whole amount of the outstanding balance on the Note, including interest owing and unpaid in respect thereof, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Issuer or the Trustee, and to pay to the Issuer or the Trustee any amount due it for reasonable compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

                  Section 5.3 Other Remedies. Whenever all sums which the Company is obligated to pay under this Agreement shall have been declared to be immediately due and payable, the Trustee may take whatever action may be available at law or in equity as may appear necessary or desirable to collect the Loan Repayments, the Additional Loan Repayments and any other amounts payable by the Company hereunder, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement or the Note.

                  If any statute or rule of law shall validly limit the amount of damage to be paid under this Section to less than the amount provided in this Section, the Trustee shall be entitled to the maximum amount allowable under such statute or rule of law.

                  Section 5.4 Cumulative Rights. No remedy conferred upon the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No waiver by the Issuer or the Trustee of any breach by the Company of any of its obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach, and no delay or omission to exercise any right or power shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

                  Section 5.5 Waiver. The Company hereby waives and relinquishes the benefits of any present or future law exempting the Project from attachment, levy or sale on execution, or any part of the proceeds arising from the sale thereof, and all benefit of stay of execution or other process.

                                   ARTICLE VI
                                  MISCELLANEOUS

                  Section 6.1 Limitation of Liability of Issuer. In the event of any default by the Issuer hereunder, the liability of the Issuer to the Company shall be enforceable only out of its interest in the Project and under this Agreement and there shall be no other recourse for damages by the Company against the Issuer, its officers, members, agents and employees, or any of the property now or hereafter owned by it or them. No covenant, obligation or agreement of the Issuer contained in this Agreement or the Indenture shall be deemed to be a covenant, obligation or agreement of any present or future member, officer, agent or employee of the Issuer in other than its official capacity, and Issuer nor any official executing the Bond or any related documents shall be liable personally on the Bond or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or in the Indenture, or related documents.

                  Section 6.2 Notices. Notice hereunder shall be effective upon receipt and shall be given by personal service or by certified or registered mail, return receipt requested,

         To the Issuer:                City of Scottsburg, Indiana
                                       2 East McClain Avenue
                                       Scottsburg, IN 47170
                                       Attention: Clerk-Treasurer

         If to the Company:            Multi-Color Corporation
                                       205 West Fourth St., Suite 1140
                                       Cincinnati, OH 45202
                                       Attention: Chief Financial Officer
         If to the Trustee or
         the Paying Agent:             PNC Bank, Ohio, National Association
                                       201 East Fifth Street
                                       Cincinnati, Ohio 45202-4117
                                       Attention: Corporate Trust Department

         If to the Bank:               PNC Bank, Ohio, National Association
                                       201 East Fifth Street
                                       Cincinnati, Ohio 45202-4117
                                       Attention:  International Department
                                       Operations Manager

         If to the Remarketing
         Advisor:                           PNC Capital Markets, Inc.
                                            Fifth Avenue and Wood Street,
         26th Floor
                                            Pittsburgh, Pennsylvania 15265
                                            Attention: Sales Manager

Either party hereto and the Paying Agent, the Remarketing Advisor and the Bank may change the address to which notices to it are to be sent by written notice given to the other Persons listed in this Section. All notices shall, when mailed as aforesaid, be effective on the date indicated on the return receipt, and all notices given by other means shall be effective when received.

                  Section 6.3 Severability. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of the Issuer or the Trustee in order to effect the provisions of this Agreement.

                  Section 6.4 Applicable Law. This Agreement shall be deemed to be a contract made in the State and governed by the laws of the State.

                  Section 6.5 Assignment; Successors and Assigns. The Company shall not assign this Agreement or any interest of the Company herein, either in whole or in part, without the prior written consent of the Trustee, which consent shall be given if the following conditions are fulfilled: (i) the assignee assumes in writing all of the obligations of the Company hereunder;
(ii) neither the validity nor the enforceability of this Agreement shall be adversely affected by such assignment; (iii) such assignment shall not, in the opinion of Bond Counsel, have an adverse effect on the exclusion of interest on the Bonds from gross income for federal income tax purposes; and (iv) if a Letter of Credit is held by the Paying Agent, the consent of the Bank. For purposes of this Section 6.5, no assignment shall be deemed to have occurred (a) upon foreclosure by the Bank, or a conveyance in lieu thereof, or any other transfer to the Bank or to a nominee of the Bank which is an affiliate of Bank, or (b) by reason of a change in the composition of the ownership or identity of the officers of the Company. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, and the terms "Issuer" and "Company" shall, where the context requires, include the respective successors and assigns of such persons. No assignment pursuant to this Section shall release the Company from its obligations under this Agreement unless the Issuer, the Trustee and, if a Letter of Credit is held by the Paying Agent, the Bank shall consent thereto.

                  Section 6.6 Enforcement of Certain Provisions by the Bank. The Bank is hereby explicitly recognized as a third party beneficiary of this Agreement, but only so long as there shall be a Letter of Credit of such Bank issued and outstanding with respect to the Bonds.

                  Section 6.7 Amendments. This Agreement may not be amended except by an instrument in writing signed by the parties and, if such amendment occurs after the issuance of any of the Bonds, consented to by the Trustee.

                  Section 6.8 Term of Agreement. This Agreement and the respective obligations of the parties hereto shall be in full force and effect from the date hereof until (i) the principal or redemption price of, premium, if any, on and all interest on the Bonds shall have been paid, or provision for such payment shall have been made pursuant to the terms of the Indenture, (ii) the Indenture shall have been released pursuant to Section 16.1 thereof, (iii) the Company shall have satisfied all its obligations under the Reimbursement Agreement, and (iv) the Company and the Issuer shall have satisfied their respective obligations hereunder.

                  Section 6.9 Amounts Remaining in Bond Fund. It is agreed by the parties that any amounts remaining in the Bond Fund after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and of the fees, charges and expenses of the Trustee and the Issuer in accordance with the Indenture, shall, upon release of the Indenture pursuant to Section 16.1 thereof, be paid by the Trustee to the Bank to the extent of any unreimbursed drawing under the Letter of Credit, or any other obligations owing by the Company to the Bank under the Reimbursement Agreement, the balance of such amounts being the property of and paid to the Company by the Trustee.

                  Section 6.10 Receipt of Indenture. The Company hereby acknowledges that it has received an executed copy of the Indenture and is familiar with its provisions, and agrees that it will take all such actions as are required or contemplated of it under the Indenture to preserve and protect the rights of the Trustee and of the Bondholders thereunder and that it will not take any action which would cause a default thereunder. Any redemption of Bonds prior to maturity shall be effected as provided in the Indenture.

                  Section 6.11 Headings. The captions or headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

                  Section 6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

                      [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

[Signature Page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                    CITY OF SCOTTSBURG, INDIANA

                                    /s/ William H. Graham
                                    -------------------------------------------
                                             William H. Graham
                                       Mayor of the City of Scottsburg, Indiana

Attest:

/s/ Kelly Neuhauser
-------------------------------
      Kelly Neuhauser
 Clerk-Treasurer of the City of
     Scottsburg, Indiana

                                    MULTI-COLOR CORPORATION

                                    By:  /s/ William R. Cochran
                                       ---------------------------------------
                                                 William R. Cochran
                                       Vice President/Chief Financial Officer

                                    EXHIBIT A

                                 PROMISSORY NOTE

$3,000,000                                                        April 7, 1997


                  For value received, the undersigned, MULTI-COLOR CORPORATION (the "Company"), an Ohio Corporation, hereby promises to pay to the order of the CITY OF SCOTTSBURG, INDIANA (the "Issuer"), a city and political subdivision created and existing under the laws of the State of Indiana (the "State"), the principal sum of THREE MILLION DOLLARS ($3,000,000), on April 1, 2007 unless earlier prepaid, plus interest on the unpaid principal balance hereof at the rates hereinafter described, payable on each Interest Payment Date (as such term is defined in the Trust Indenture dated as of April 1, 1997, (the "Indenture") between the Issuer and PNC Bank, Ohio, National Association, Cincinnati, Ohio). Both principal and interest shall be payable, without deduction for exchange or collection charges, in lawful money of the United States of America, at the principal office of PNC Bank, Ohio, National Association, Cincinnati, Ohio, the trustee and paying agent (the "Trustee").

                  This Note shall bear interest from the date hereof at the Variable Weekly Rate or the Fixed Rate as each is defined in the Indenture in amounts sufficient to pay the interest on the Bonds as it comes due as provided in the Indenture.

                  This Note is subject to mandatory and optional prepayment under the terms of the Loan Agreement dated as of April 1, 1997, (the "Agreement") between the Issuer and the Company, which is hereby made a part hereof and incorporated by reference herein. Such mandatory prepayments are to include payments to be made which correspond to mandatory sinking fund payments on the Bonds as provided in the Indenture.

                  Notwithstanding anything to the contrary contained herein, payments of principal and interest under this Note shall be sufficient to provide for payment of principal of and interest on the Bonds as and when they become due.

                  The obligations of the Company to make or cause to be made payments under the Agreement and this Note shall be absolute and unconditional without defense or set-off by reason of any default by the Issuer under the Agreement or under any other agreement between the Company and the Issuer or for any other reason, including without limitation, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project (as defined in the Agreement), commercial frustration of purpose, or failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation, it being the intention of the parties that the payments required of the Company hereunder will be paid in full when due without any delay or diminution whatsoever.

                  This Note is issued to evidence the indebtedness of the Company under the Agreement.

                  In the event of default of the terms herein and/or the terms of the Agreement, the Company shall be liable to the Issuer and the Trustee for the Bonds for reasonable attorney fees incurred by the Issuer or the Trustee of the Bonds, or their successors or assigns, as a result of said default.

                  IN TESTIMONY WHEREOF, witness the duly authorized signature of the Company the date first above written, duly authorized by appropriate action of the Company.

                                      MULTI-COLOR CORPORATION

                                      By:      /s/ William R. Cochran
                                         -------------------------------------
                                                  William R. Cochran
                                         Vice President/Chief Financial Officer


                                   ENDORSEMENT

                  Pay to the order of PNC Bank, Ohio, National Association, Cincinnati, Ohio, as Trustee under the Trust Indenture dated as of April 1, 1997, from the undersigned, without recourse.

                                       CITY OF SCOTTSBURG, INDIANA

                                       /s/ William H. Graham
                                       ----------------------------------------
                                              William H. Graham
                                       Mayor of the City of Scottsburg, Indiana

                                    EXHIBIT B

                                  PROJECT SITE

                               2281 South U.S. 31
                            Scottsburg, Indiana 47170

                                    EXHIBIT C

                               PROJECT FACILITIES

                  The Project consists of acquiring, constructing, installing and equipping an economic development facility comprising an eight color Uteco Rotogravure Printing Press, Program 1010, Model 80 and the costs of renovating, rebuilding and installing a second eight color press, Press 404, in their printing facility comprising approximately 57,000 square feet and to construct an additional 30,000 square foot facility for manufacturing and warehousing purposes at their existing Project Site in the City of Scottsburg, Indiana.

                                    EXHIBIT D

                         FORM OF REQUISITION CERTIFICATE

                                 [Letterhead of
                            Multi-Color Corporation]

PNC Bank, Ohio, National Association                           Date:__________
201 East Fifth Street
Cincinnati, Ohio 45202

Attention:  Corporate Trust Department

              Requisition Number ___ submitted under Trust
              Indenture dated as of April 1, 1997, between the City of Scottsburg, Indiana (the "Issuer") and PNC Bank, Ohio, National Association, as Trustee (the "Indenture") with respect to the Issuer's Variable Rate Demand Industrial Development Revenue Bonds, Series 1997 (Multi-Color Corporation)

                  This requisition is submitted by MULTI-COLOR CORPORATION (the "Company") to PNC BANK, OHIO, NATIONAL ASSOCIATION (the "Trustee"), pursuant to
Section 5.5 of the Indenture, for payment from the Construction Fund established under the Indenture to the persons, in the amounts and for the costs set forth below. Reference is made to the Indenture for definitions of the capitalized terms used herein. The undersigned hereby certifies:

                  (a) The payment requisitioned hereby relates to the Costs of the issuance of the Bonds or work, material, equipment and/or other Costs set forth in subparagraph (c) below, and such work, material and equipment have been incorporated into the Project Facilities substantially in accordance with the plans and specifications therefor.

                  (b) The payment requisitioned hereby is to be made to the following person or persons at the address or addresses indicated (any payments to be made to the Company being for work done by Company personnel or for reimbursement for payments heretofore made by the Company for the Issuer's account, other than any payments made by way of mutual set-off between the Company and the payee, and any payments to be made to the Trustee being for interest on the Bonds during construction of the Project Facilities):

                  [List Payees and addresses]        $________________

                                                     $________________

                  (c) The amount of the payment requisitioned hereby, and the work, material, equipment and/or other Costs of the Project to which it relates, are as follows:

                                                              $----------------

                                                              $----------------

                  (d) The payment requisitioned hereby is due, is a proper charge against the Construction Fund, and has not been the subject of any previous withdrawal therefrom or of any other funds representing proceeds of bonds issued by the Issuer on the Company's behalf.

                  (e) The payment of the Costs of the Project requisitioned hereby will not violate the restrictions contained in the Loan Agreement dated as of April 1, 1997 between the Issuer and the Company.

                  Accompanying this Requisition is a detailed statement listing the Costs of the Project to be paid with the payment requisitioned hereby.

                  IN WITNESS WHEREOF, the Company has caused this Requisition to be executed as of the date first above written.

                                          MULTI-COLOR CORPORATION

                                          By:  /s/ MULTI-COLOR CORPORATION
                                             ----------------------------------
                                          Title:____________________________

                                          Date:____________________________

Attachments:      Detailed Statement of Costs.
                  Supporting Invoices.
                  Approval (with Disclaimer).

                               [FORM OF APPROVAL]

                  In reliance on the representations of the Company set forth herein, the undersigned authorized representative of PNC Bank, Ohio, National Association (the "Bank") approves payment of the foregoing Requisition No. ___ pursuant to Section 5.2 of the Indenture referred to therein. This approval shall not relieve the Company of any of its liabilities under the Agreement or the Reimbursement Agreement (as such terms are defined in the Indenture) nor shall the Bank be deemed to make any representation as to the accuracy of the Company's certifications contained herein or the propriety under the terms of the Indenture or otherwise of the payments requested by the Company to be made pursuant hereto.

                               PNC BANK, OHIO,
                               NATIONAL ASSOCIATION

                               By: /S / PNC BANK, OHIO, NATIONAL ASSOCIATION
                                  -------------------------------------------
                                   Authorized Officer